Exhibit 10.14

NETWORK SERVICE AGREEMENT PARTICIPATION AND AGENCY AGREEMENT

This NETWORK SERVICE AGREEMENT PARTICIPATION AND AGENCY AGREEMENT made as of __________________, by and between Elauwit Connection, Inc., a Delaware corporation having an office at 109 East 17th Street, Cheyenne, WY 82001 (the "Agent") and ________, with its principal place of business at ______ (the "Participant").

BACKGROUND

A.            The Agent, Elauwit, has entered into a certain network service agreement (the “Network Service Agreement" or the “NSA”) with ________________ (the "Building Owner") dated ___________________, pursuant to which the Agent will perform or has performed the design, installation, and management of a telecommunications network for Building Owner in the financed project amount of ________________ and 00/100 Dollars ($___________) (the "Project Financing"), on the terms and subject to the conditions set forth therein.

B.            A portion of the proceeds of the Project Financing shall be utilized by the Agent for the benefit of the Building Owner as of the date hereof.

C.            The Participant has agreed to purchase, and the Agent has agreed to sell, an undivided interest in the NSA, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound hereby, the Participant and the Agent covenant and agree as follows:

1.             Definitions; Incorporation of Background.

Defined Terms. As used herein, the following terms shall have the meanings indicated unless the context otherwise requires:

Agent. Has the meaning ascribed to it in the heading of this Agreement.

Agreement. This Network Service Agreement Participation and Agency Agreement together with all exhibits and schedules attached hereto and all amendments or modifications hereto and replacements hereof.

Building Owner. Has the meaning ascribed to it in the Background of this Agreement.

Business Day. A day other than a Saturday, Sunday or legal holiday under the laws of the Commonwealth of Pennsylvania.

Code. The Pennsylvania Uniform Commercial Code, as modified, amended, revised, supplemented and restated from time to time.

Collateral. Collectively and individually any and all items of property, real and personal, pertaining to the hardware installed by Agent for the benefit of Building Owner pursuant to the Network Service Agreement.

Collateral Assignment. Has the meaning ascribed to it in Section 2(g) of this Agreement.

Event of Default. A default or event of default under any of the Network Service Agreement Documents.

Federal Funds Rate. For any day, a rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions, with members of the Federal Reserve System only, arranged by Federal Funds brokers, as published as of such day by the Federal Reserve Bank of New York.

Network Service Agreement. Has the meaning ascribed to it in the Background provisions of this Agreement.

Network Service Agreement Documents. The Network Service Agreement and all other agreements, documents and instruments executed and delivered under and pursuant to the Network Service Agreement or in connection with the transactions described therein and contemplated thereby and listed on Exhibit "A".

Par. All outstanding principal and accrued and unpaid interest and fees due with respect to Participant’s pro rata interest in the Network Service Agreement.

Participated Obligations. Collectively, (i) the Network Service Agreement, and (ii) the Network Service Agreement Documents.

Participant. Has the meaning ascribed to it in the heading of this Agreement.

Participant's Principal Balance. The Purchase Price less any principal payments collected and applied to the Participant's share of the Network Service Agreement.

Participation. The undivided interest in the Network Service Agreement, Network Service Agreement Documents, Collateral, and Proceeds sold to Participant under this Agreement.

Participation Certificate. The participation certificate in the form of Exhibit "B" attached hereto and incorporated herein by reference issued by the Agent to the Participant simultaneously with the execution and delivery of this Agreement evidencing the Participation.

Payment Schedule. The payments of principal and interest due to Participant and payable by Agent, which reflect Participant’s legal, economic and beneficial entitlement in the Network Service Agreement pursuant to this Agreement. The Payment Schedule is detailed in Exhibit I of this Agreement.

Proceeds. Whatever is received when any right of setoff is exercised or when any of the Collateral is sold, exchanged, leased, collected, or otherwise disposed of, including cash, insurance proceeds, condemnation awards, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, other documents, and other noncash proceeds (including, without limitation, "proceeds" under and as defined in the Code).

Purchase Price. An amount equal to _____ and 00/100 Dollars ($____).

Purchase and Sale. Collectively, the purchase and sale transactions described in Paragraph 2(a) hereof.

Other Defined Terms. All other capitalized terms used in this Agreement which are not defined in Section 1 hereof, but which are defined in the Network Service Agreement, shall have the meanings ascribed to those terms in the Network Service Agreement.

Incorporation of Background. The Background provisions of this Agreement (including, without limitation, the defined terms set forth herein) are incorporated herein by reference thereto as if fully set forth in this Agreement.

2.            Purchase and Sale of Participation.

(a)            Purchase and Sale; Payment of Purchase Price. For and in consideration of the Purchase Price, which shall be paid by the Participant to the Agent by wire transfer of immediately available funds concurrently with the execution hereof, and subject to the terms and conditions of this Agreement, the Agent hereby grants, bargains, sells, assigns, transfers and sets over unto the Participant, and the Participant hereby purchases from the Agent, an undivided participation interest entitling Participant to receive payments in accordance with the Payment Schedule in and to (i) the Network Service Agreement and (ii) the Network Service Agreement Documents (including, without limitation, the Collateral and any Proceeds thereof). The interest of Participant in and to (i) the Network Service Agreement and (ii) the Network Service Agreement Documents (including, without limitation, the Collateral and any Proceeds thereof) shall be senior and shall have priority over the interest of Agent.

(b)           Purchaser/Seller Relationship. The relationship between the Agent and the Participant pursuant to the provisions of Paragraph 2(a) hereof is and shall be that of a purchaser and seller of a property interest and not a creditor-debtor or other similar relationship. Without limiting the generality of the foregoing, it is understood and agreed that the transactions contemplated by this Agreement:

(i)     constitute a sale and purchase of an undivided interest in the Participated Obligations;

(ii)    do not constitute a loan by the Agent to the Participant or a sale of a security to the Participant; and

(iii)  do not create any relationship between Agent and Participant other than that of a purchaser and seller of a property interest.

(c)           Participation Interest. The undivided interest sold, assigned and transferred by the Agent to the Participant under Paragraph 2(a) hereof represents an undivided interest in the Network Service Agreement and the Network Service Agreement Documents in an amount given by the Payment Schedule.

(d)           Receipt/Review of Network Service Agreement Documents. Agent shall provide copies of all Network Service Agreement Documents to Participant, and Participant acknowledges that it has received and reviewed all of the Network Service Agreement Documents as of the date hereof.

(e)           Title to Network Service Agreement Documents. Agent shall hold and retain title to the Network Service Agreement Documents during the terms of this Agreement.

(f)            Repurchase. Agent shall have the right to repurchase the Participant’s interest at Par at any time while the Network Service Agreement is outstanding.

(g)           Put Option. If the Participant’s interest under this Agreement remains outstanding twenty-four (24) months after the Service Activation Date under the Network Service Agreement, Participant shall have the option to require repurchase by Agent of the Participant’s interest at Par by providing Agent ninety (90) days notice.

3.            Participant's Right to Payments. Subject to and in accordance with the provisions of Section 10 hereof, and provided that the Participant has otherwise complied with the terms and conditions hereof, the Participant, as a result of the Purchase and Sale, shall be entitled to receive:

(a)          all amounts received and applied by the Agent on account of accrued interest under the Network Service Agreement in accordance with the Payment Schedule detailed in Exhibit I of this Agreement;

(b)           Agent will, within fifteen (15) days of the execution of this Agreement, notify Building Owner of this Agreement with Participant, which Participant shall be the “Hardware Financier” under section 7.17 of the Network Service Agreement between Agent and Building Owner. Such notice will include the Participant’s (as Hardware Financier) legal entity name, address, and contact information for its primary representative.

(c)           If an event of default has been declared, Participant shall receive all payments made by Building Owner which shall first be applied to reduce the Participant’s accrued but unpaid principal and interest entitlements as detailed in the Payment Schedule to $0 before application of any proceeds to the Agent’s principal balance or other balances, as well as enforce Participant’s right to step in as Hardware Owner under the Network Service Agreement.

4.            Limited Obligations.

(a)           Limited Obligations of Agent. The Participation is a full-risk participation and Participant agrees to look only to payments received from Building Owner or from the Collateral for repayment of Participant’s share. Except for the failure of the Agent to remit sums due and owing to the Participant in accordance with the provisions of Section 3 hereof, or if the Agent defaults under the Network Service Agreement with the Building Owner, the Participant shall have no recourse against the Agent for any payment under the Network Service Agreement or for any fees or other amounts payable by the Building Owner or any other party and to which Participant is entitled, under any of the Network Service Agreement Documents. Agent's only obligation with respect to such payments shall be to remit to the Participant its share thereof when, as and if received by Agent, in accordance with the provisions of Section 3.

5.            Appointment of Agent; Nature of Agent's Duties.

(a)           Appointment. The Participant hereby appoints the Agent as its agent under each of the Network Service Agreement Documents and hereby irrevocably authorizes the Agent to take such action on behalf of the Participant and exercise such powers under each of the Network Service Agreement Documents as are specifically authorized or delegated to the Agent by the terms and conditions thereof, together with such further powers as are reasonably incidental thereto. The Agent hereby accepts such appointment upon and subject to the terms and conditions provided in this Agreement.

(b)          Payments Held in Trust. The Agent shall hold in trust, for the pro rata benefit of the Participant and the Agent, all payments received and applied by the Agent on account of the Network Service Agreement.

(c)           Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein. The duties of the Agent hereunder shall be entirely mechanical, ministerial, and administrative in nature. Nothing contained in this Agreement, express or implied, is intended. to or shall be so construed as to impose upon the Agent any duty or obligation with respect to this Agreement except as expressly set forth herein or therein.

(d)            Standard of Care; Reliance on Documents. The Agent will exercise the same care in administering the Network Service Agreement as if the Participated Obligations were made entirely for the Agent's own account; provided, however, notwithstanding anything contained herein to the contrary, the Agent shall have no liability to the Participant for any loss except for a loss that a court of competent jurisdiction determines has resulted from the Agent's own negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent shall be fully protected in relying upon any certificate, document or other communication which appears on its face to be genuine and to have been signed or presented by the proper person or persons, and upon the advice of legal counsel, independent accountants and other appropriate experts (including those retained by the Building Owner). The Agent shall not be deemed to be a trustee, or other fiduciary, for the Participant in connection with this Agreement, the Participated Obligations or Network Service Agreement Documents and has no duties or obligations to the Participant except for those expressly set forth herein.

(e)            Performance of Duties through Agents. The Agent may perform any of its duties and obligations under the Network Service Agreement Documents or hereunder by or through its agents or employees.

6.            Forwarding Information; Notices of Defaults. The Agent shall, on a continuing basis, provide the Participant with any credit or other information with respect to the Building Owner delivered by the Building Owner to the Agent after the closing of the Network Service Agreement as soon as practicable following Agent's receipt thereof. If the Agent becomes aware of the occurrence of any Event of Default, the Agent shall use its commercially reasonable efforts to notify the Participant by telephone or electronic mail of the occurrence thereof as soon as practical but no later than five (5) Business Days after Agent becomes aware of such Event of Default. The Agent shall use its commercially reasonable efforts to send the Participant a written confirmation of such Event of Default within ten (10) Business Days after the giving of such telephone or electronic mail notice.

7.            Servicing the Network Service Agreement.

(a)            Servicing by Agent. Agent shall have the sole and exclusive right to (i) service, administer and monitor the Network Service Agreement, the Collateral and Network Service Agreement Documents, (ii) exercise all rights, remedies, privileges and options under the Network Service Agreement Documents, (iii) compromise claims by or against Building Owner or with respect to any Collateral, (iv) take any action to protect Agent’s and Participant’s rights in and to the Collateral and otherwise exercise its rights and remedies under the Network Service Agreement Documents after an Event of Default by Building Owner, and (v) enter into amendments, modifications or extensions of the Network Service Agreement Documents, and (vi) waive any Event of Default, except as otherwise provided in Paragraphs (b) or (c) below. Nothing herein will obligate the Agent to initiate or continue any action, right or remedy against the Building Owner, upon the occurrence of continuance of an Event of Default.

Subject to the other terms and conditions of this Agreement, including Section 5(d), Participant hereby authorizes Agent to administer and enforce the Network Service Agreement on behalf of Agent and Participant to the extent provided in this Agreement and to exercise such other powers as are reasonably incidental thereto, including the receipt of all payments of principal, interest, fees and expense reimbursements on or in connection with the Network Service Agreement and the Network Service Agreement Documents, with full power and authority, to institute and maintain against Building Owner, or any other person or entity liable in connection with the Network Service Agreement, actions, suits or proceedings for the protection, collection and enforcement of the Network Service Agreement Documents and realization upon any Collateral and to take such other actions for the protection, collection and enforcement of the Network Service Agreement Documents and realization upon any Collateral, as may be advisable, in Agent’s discretion.

(b)            Consultation with Participant. Agent will consult with Participant before taking any of the actions described in Paragraph (a)(iii)-(vii) above. Prior to any amendment, waiver, consent, release or modification of or with respect to any of the provisions of the Loan Documents relating to the actions described in Paragraph (a)(iii)-(vii) above, Agent will notify Participant of any amendment, waiver, consent, release or modification and shall, as soon as reasonably practicable, deliver to Participant copies of all such written amendments, waivers, consents, releases or modifications after the execution thereof.

(c)            Participant’s Consent. Notwithstanding the provisions of Paragraphs (a) and (b) above, Agent shall not take any of the following actions, without the prior written consent of the Participant (which consent shall not be unreasonably withheld, conditioned or delayed):

(i)     sell, assign, transfer, substitute or release any Collateral, unless (A) otherwise permitted under the Network Service Agreement, pursuant to any right of foreclosure or otherwise, (B) in exchange for consideration deemed fair and reasonable under the circumstances, (C) the Collateral is without any material value, (D) the Collateral is replaced with other Collateral of equal value, or (E) in connection with a restructuring, modification, or amendment of the Network Service Agreement Documents;

(ii)    release any Building Owner or any other person who or which guarantee payment and/or collection with respect to Participant’s share of the Network Service Agreement;

(iii)   reduce in the interest rate payable with respect to Participant’s share of the Network Service Agreement, except for interest rate reductions presently provided for in the Network Service Agreement Documents;

(iv)  select any fixed rate of interest with respect to Participant’s share of the Network Service Agreement, except in accordance with the terms of the Network Service Agreement Documents;

(v)    postpone any payments due with respect to Participant’s share of the Network Service Agreement for a period in excess of five (5) days;

(vi)   change the scheduled principal repayment with respect to Participant’s share of the Loan for a period in excess of five (5) days; or

(vii) Subordinate any lien that secures Participant’s share of the Network Service Agreement.

Agent may not implement the restrictions set forth in subparagraphs (i) though (vii) above without the prior written consent of Participant, which consent will not be unreasonably withheld, delayed or conditioned. Such consent shall be deemed to have been granted if Agent has notified Participant in writing of a proposed course of action and Participant has not objected in writing to such course of action within ten (10) Business Days after such notice is received by Participant.

Agent may perform any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

8.            Representations and Warranties.

(a)            By Agent. Agent represents and warrants to the Participant as follows:

(i)     This Agreement has been duly authorized and is valid and binding on it.

(ii)    Agent owns and can convey the Participated Obligations, free and clear of all liens and encumbrances.

(iii)   Agent has the right, power and authority to complete the Purchase and Sale.

(b)            By Participant. The Participant represents and warrants to the Agent that:

(i)    This Agreement has been duly authorized and is valid and binding on it.

(ii)    The Participant has the right, power, and authority to complete the Purchase and Sale and to perform all duties and obligations required to be performed by the Participant hereunder.

9.            No Other Representations. The Participant acknowledges that (i) the Participant has performed and will continue to perform its own credit analysis of the Building Owner and its own investigation of the risks involved in the transactions contemplated by the Network Service Agreement Documents and, in entering into this Agreement and purchasing the interests described in Paragraph 2(a) hereof, it is not and will not rely on the Agent with respect thereto, (ii) the Participant has reviewed and approved the form and substance of each of the Network Service Agreement Documents, (iii) the Agent has not made and shall not at any time be deemed to make, except as set forth in Paragraph 8(a) hereof, any representation or warranty, express or implied, with respect to or have any responsibility with respect to (A) the legality, validity or enforceability of any of such Network Service Agreement Documents, or any other agreements, documents or instruments relating thereto, (B) the financial condition or creditworthiness of the Building Owner or any other entity which may have liability for the Participated Obligations, (C) the sufficiency, value, validity or enforceability or the collectability of the Participated Obligations or any rights afforded thereby or matters mentioned therein, (D) the validity, enforceability, authenticity or accuracy of any statement, report, certificate or other information made or given or to be given to the Agent by Building Owner in connection with such Network Service Agreement Documents, or (E) any other matter having any relation to this Agreement, the Participated Obligations or such Network Service Agreement Documents.

10.            Settlements.

(a)            Remittance. Promptly upon receipt by the Agent of any payment on the Participated Obligations, the Agent shall remit to the Participant its share thereof determined in accordance with Section 3 of this Agreement.

(b)            Timing of Remittances. All payments received on the Network Service Agreement during any calendar month due and payable to Participant shall be paid by Agent to the Participant in the first five (5) days of the subsequent month. Payments shall be deemed to be promptly made if the Agent transfers funds to the Participant prior to the close of the third Business Day after the payment is received by Agent.

(c)            Accounting. Agent shall provide Participant on a monthly basis with an accounting of all monies received by Agent in connection with the Network Service Agreement and the application thereof.

11.            Exercise of Remedies; Collateral Proceeds.

(a)            Exercise of Remedies. Subject to any limitations set forth herein, Agent may take such action or actions (including without limitation, the institution of litigation, the commencement of foreclosure proceedings or the granting of any extension of the Network Service Agreement for purposes of “working out” the Network Service Agreement), assert such rights, exercise such remedies and/or waive such Event(s) of Default (to the extent and in the manner required herein) or refrain from taking such actions with respect thereto as Agent and Participant may mutually decide.

(b)            Transfer of Collateral Proceeds. If Agent shall foreclose, sell or otherwise exercise rights with respect to the Collateral, Agent shall render an accounting to Participant for monies received and monies expended in regard to the sale or foreclosure of such Collateral, including without limitation, expenses of foreclosure. If the Collateral is sold to a third party by Agent or through a foreclosure by power of sale, trustee sale, judicial sale, uniform commercial code sale, or otherwise, including any sale after Agent takes title to or possession of such Collateral, then, upon receipt from such third party of the proceeds from such event, Agent will remit to Participant the Participant’s share of the net amount received (after costs, expenses, other similar payments and other deductions as provided in the Network Service Agreement Documents and other costs to maintain or preserve the Collateral (including the payment of taxes and insurance premiums) or to prepare it for sale, including marketing expenses) (collectively, the “Collateral Expenses”). In the event that Agent takes title to or possession of any of the Collateral pursuant to the exercise of any rights or remedies under the Network Service Agreement Documents, at law or in equity, Agent (or its designee) shall hold such Collateral for the pro-rata benefit of Agent and Participant.

12.           Reserved.

13.           Reserved.

14.           Interest on Advances and Overdue Payments. Interest, at a rate of 16.5% per annum calculated on an actual/360 day count basis, shall accrue with respect to any payments owed to Participant by Agent, or to advances owed to Agent by Participant, not made when due pursuant to the terms of this Agreement.

15.           Other Relationships with Building Owner.

(a)            Other Extensions of Credit: Sharing of Payments. The Participant and the Agent acknowledge and agree that Participant or Agent may currently have, and in the future may make, credit available to the Building Owner other than pursuant to the Network Service Agreement. To the extent that either Participant or the Agent shall have the right to set off against, or a lien upon or a pledge of, any existing or hereafter acquired property of the Building Owner, except property that now secures or may hereafter secure obligations of the Building Owner under the Network Service Agreement, neither Participant nor the Agent shall be under any obligation to exercise such right as it may have against such property or in the event of such exercise to apply the proceeds therefrom on account of its Participation or the obligations of the Building Owner under the Network Service Agreement Documents provided that if the Agent or the Participant in its sole discretion elects to exercise its right of set off, or otherwise receives any payment (whether voluntary, involuntary or otherwise) on account of its Participation, the Participant shall notify the Agent and the Building Owner promptly of such set off or payment (provided, that the failure to give such notice shall not affect the validity of such set off or payment) and such payment shall be applied to the Agent and the Participant in accordance with their respective interest in the Network Service Agreement (assuming, for purposes thereof, that no other participation interests in the Network Service Agreement were granted by the Agent).

(b)            Default by Participant. In the event that Participant fails to make any payment to Agent in accordance with this Agreement, Agent may elect, at its sole discretion to make such payment, pay such cost or expense, in whole or in part, and Participant shall be liable for its Participant’s share thereof and, in addition, Agent may apply Participant’s share of all proceeds and payments received from the Building Owner, or other parties or otherwise collected by Agent on or in connection with the Network Service Agreement, first to pay or reimburse Agent for all sums which Participant should have paid to Agent under this Agreement. In addition, until such default is cured, Participant shall have no right to consent to or approve any action or inaction by Agent under this Agreement or any of the Network Service Agreement Documents, and Agent may take any and all actions with respect to the Network Service Agreement Documents and related thereto as Agent may determine in its sole discretion, and Participant will have no right to receive any funds from, arising out of, or under the Network Service Agreement until Agent has been fully reimbursed for any such sums advanced, together with all interest, fees and costs associated therewith.

16.           Application of Proceeds. Notwithstanding any provision hereof to the contrary, any Proceeds that Agent shall receive on account of the Network Service Agreement will be applied, (a) first, to all costs and expenses incurred by Agent under the Network Service Agreement Documents or otherwise in connection with the Network Service Agreement, which costs and expenses have not been reimbursed by Building Owner, (b) second, to all accrued and unpaid payments due to Participant under this Agreement.

17.           Degree of Care. Except as provided in Paragraph 5(d), neither Agent nor any of its officers, directors, employees, agents or attorneys shall be liable for any action taken or omitted to be taken by it or by any of them under any of the Network Service Agreement Documents or in connection therewith or under this Agreement, except for actual losses, if any, suffered by Participant as a result of the negligence or willful misconduct of Agent or its employees or Agents.

18.           Rights in Payments Received, Collateral and Proceeds. Agent and Participant shall share pro rata in proportion to their interests in the Network Service Agreement in any payments received by either Agent or Participant under the Network Service Agreement Documents and in the Collateral and Proceeds thereof. In the event either Agent or Participant exercise any right of setoff or counterclaim with respect to Building Owner at any time, Agent and Participant agree to apply the proceeds or benefits of such setoff or counterclaim against the outstanding balance of the Network Service Agreement until the Network Service Agreement is repaid in full before applying the proceeds or benefits to any loan or extension of credit by Agent or Participant (including other loans or extensions of credit not constituting the Network Service Agreement) now existing or hereafter made.

19.           Reliance by Agent. Agent shall be entitled to rely upon any writing, electronic mail, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, or order or other documents or conversation by telephone or otherwise believed by it to be genuine and correct and to have been properly signed, sent or made. Agent may consult with legal counsel, professional advisors and other experts selected by Agent and shall not be liable for actions taken or omitted to be taken in good faith by Agent in accordance with the advice of such counsel, advisors and experts.

20.           Notices. All notices, requests and demands to or upon the parties to this Agreement shall be deemed to have been given or made when deposited in the mail, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, addressed as follows, or to such other address as may be designated in writing by the parties to this Agreement:

If to Participant:

_______________

If to Agent:

Elauwit Connection, Inc.

1520 Locust Street, Suite 901

Philadelphia, PA 19102

Attention: Barry Rubens, CEO

Telephone No.: 704-558-3099

E-mail address: ###

22.           Assignment. The Participant shall not, without the prior written consent of Agent, which consent will not unreasonably withheld or delayed, assign or convey in whole or in part the Participant’s share, or grant any sub-participation therein, provided, however, in no event shall Participant assign, pledge or convey or seek to assign, pledge or convey Participant’s share or any part thereof, including without limitation, a sub-participation, to Building Owner or any affiliate of Building Owner.

23.          Amendments. This Agreement may not be amended except by a writing signed by both Agent and the Participant.

24.           Headings. The section, subsection, paragraph and other headings in this Agreement are for reference purposes only and shall not constitute a part of this Agreement for any other purposes.

25.           Section References. All references in this Agreement to particular sections are references to sections of this Agreement, unless those references expressly refer to sections of the Network Service Agreement Documents.

26.           Time. All references to any time in this Agreement are references to Eastern Standard Time or Eastern Daylight Savings Time, as in effect in the Commonwealth of Pennsylvania on the applicable dates, unless those references expressly refer to times as in effect in other locations.

27.          Severability. If any provision of this Agreement is determined to be invalid or unenforceable in any jurisdiction, in whole or in part:

(a)            that provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity or unenforceability;

(b)            such determination shall not affect in any manner the validity or enforceability of that provision in any other jurisdiction; and

(c)            such determination shall not affect in any manner the remaining provisions of this Agreement in any jurisdiction.

28.          Integration. This Agreement constitutes the sole agreement of the parties with respect to the subject matter hereof and supersedes all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

29.          Expenses. Agent shall be responsible for the expenses incurred in connection with the preparation of this Agreement and related documents, including the fees and expenses of its agents, brokers and legal counsel, if any.

30.          Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, but all of such counterparts taken together shall be deemed to constitute one and the same instrument.

31.          Waiver of Trial by Jury. The parties hereto agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by either party hereto or any successor or permitted assign of either party hereto on or with respect to this Agreement or which in any way relates, directly or indirectly, to this Agreement or the dealings of the parties with respect thereto, shall be tried by a court and not by a jury. EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT THIS SECTION 31 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT.

IN WITNESS WHEREOF, the foregoing Agreement has been duly executed by the parties hereto on the date first above written.

Elauwit Connection, Inc.

By:		By:
Name:	Barry Rubens, CEO	Name:

PARTICIPATION CERTIFICATE

Elauwit Connection, Inc. (the “Agent”), a Delaware corporation, hereby certifies that Endurance Opportunities I, LLC (“Participant”) has a participating interest in the Network Service Agreement in the principal amount of ____________ and 00/100 Dollars ($__________) Dollars made with [ ] (“Building Owner”) under and pursuant to the Network Service Agreement dated ____________________.

This Participation Certificate is the Participation Certificate issued under and subject to the terms of a certain Network Service Agreement Participation and Agency Agreement dated as of _______________, between Participant and Agent. Reference is made to such Network Service Agreement Participation and Agency Agreement for a full statement of rights, duties and obligations of the parties thereto.

WITNESSETH, the due execution hereof as of __________________.

Elauwit Connection, Inc., as Agent

By: Barry Rubens, CEO

Exhibit I – Payment Schedule

Agent will make the following payments to Participant: